ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of March 27, 2006 (the “Closing Date”), among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignor”), ACE Securities Corp., having an address at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211 (the “Assignee”), and Select Portfolio Servicing, Inc., having an address at 3815 South West Temple, Salt Lake City, Utah 84115-4412 (the “Company”).

In consideration of the mutual promises contained herein, the parties hereto agree that the residential mortgage loans listed on Attachment 1 annexed hereto (the “Assigned Loans”), which are now serviced by the Company on behalf of the Assignor and its successors and assigns pursuant to the terms of the Servicing Agreement, dated as of February 28, 2006, between the Assignor and the Company (the “Servicing Agreement”), shall be sold by the Assignor to the Assignee pursuant to the Mortgage Loan Purchase Agreement dated as of March 27, 2006 (the “MLPA”) between the Assignor and the Assignee and subject to the terms of this AAR Agreement. The Assignee intends to transfer all right, title and interest in and to the Assigned Loans to HSBC Bank USA, National Association, as trustee (the “Trustee”) for the holders of ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD1 Asset Backed Pass-Through Certificates (the “Certificateholders”) pursuant to the Pooling and Servicing Agreement, dated as of February 28, 2006 (the “Pooling and Servicing Agreement”) among the Assignee, as depositor, the Trustee, Ocwen Loan Servicing, LLC as a servicer, Wells Fargo Bank, N.A. as a servicer, and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1.  Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans from and after the Closing Date. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Servicing Agreement other than the Assigned Loans.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee under the MLPA, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation and by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)  Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement with respect to the Assigned Loans, and from and after the Closing Date, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations thereunder but solely with respect to such Assigned Loans.

4.  Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

(c)  Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)  The representations and warranties made by Company in Section 3.01(b) of the Servicing Agreement are true and correct in all material respects as of the Closing Date; and

(f)  Company shall service the Assigned Loans in accordance with the terms and provisions of the Servicing Agreement and shall establish a Collection Account and Servicing Accounts under the Servicing Agreement with respect to the Assigned Loans separate from any Collection Account and Servicing Accounts previously established under the Servicing Agreement in favor of Assignor and shall remit collections received to such account to the Master Servicer, on behalf of the related trust established under the Pooling and Servicing Agreement. The Collection Account and Servicing Accounts shall be entitled “Select Portfolio Servicing, Inc. as servicer in trust for ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD1.”

5.  Company hereby acknowledges that the Master Servicer has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement. Company shall deliver all reports and other documents relating to the servicing of the Assigned Loans required to be delivered under the Servicing Agreement to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: ACE 2006-SD1
Telecopier No.: (410) 715-2380

Recognition of Assignee

6.  From and after the Closing Date, Company shall recognize Assignee as owner of the Assigned Loans and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans from and after the Closing Date in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee and the Master Servicer. Pursuant to the Pooling and Servicing Agreement, the Assignee will assign all of its rights under this AAR Agreement to the Trustee for the benefit of the Certificateholders.

Any indemnification obligations and other expenses required to be paid by the Trustee, as assignee of the Assignee, to the Company under the Servicing Agreement, which are not attributable to any actions or inactions by the Assignor with respect to the Assigned Loans, shall be obligations of the trust fund established under the Pooling and Servicing Agreement and payable out of the distribution account established under the Pooling and Servicing Agreement.

In addition, Company hereby acknowledges that from and after the Closing Date, the Assigned Loans will be subject to the terms and conditions of the Pooling and Servicing Agreement pursuant to which the Master Servicer is required to monitor the performance by Company of its servicing obligations under the Servicing Agreement, and has the right to enforce the obligations of Company under the Servicing Agreement with respect to the servicing of the Assigned Loans. Such right will include, without limitation, the right to terminate Company under the Servicing Agreement as provided therein, the right to receive all remittances required to be made by Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by Company under the Servicing Agreement, the right to examine the books and records of Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by Company. In connection therewith, Company hereby agrees to make all remittances required under the Servicing Agreement with respect to the Assigned Loans to the Master Servicer in accordance with the following wire transfer instructions:

Wells Fargo Bank, National Association
ABA # 121000248
Account Name: SAS Clearing Account
Account # 3970771416
For Further Credit to: ACE Securities Corp., Series 2006-SD1, Account Number 50905600

Prepayment Penalty Verification.

7.  On or prior to each Determination Date, the Company shall provide in an electronic format reasonably acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties set forth in this Section 7 of the AAR Agreement. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Assignee (the “Verification Agent”) will perform such verification duties and will use its best efforts to issue its findings in a report (the “Verification Report”) delivered to the Master Servicer and the Assignee within ten (10) Business Days following the related Remittance Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Remittance Date, the Verification Agent may issue and deliver to the Master Servicer and the Assignee the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the Company and shall notify the Company if the Master Servicer has determined that the Company did not deliver the appropriate Prepayment Charge to the Master Servicer in accordance with this AAR Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Assigned Loan for which there is a discrepancy. If the Company agrees with the verified amounts, the Company shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly. If the Company disagrees with the determination of the Master Servicer, the Company shall use its best efforts to notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support its position within ten (10) Business Days of its receipt of the Verification Report. The Company and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Remittance Date, and the Company will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Remittance Date accordingly.

During such time as the Company and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Master Servicer for deposit in the related distribution account established under the Pooling and Servicing Agreement. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the Company in accordance with this Section 7 of the AAR Agreement. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the Company.

Notwithstanding anything in this AAR Agreement or in the Servicing Agreement to the contrary, the Company shall not be liable for waiving any Prepayment Charge under the following circumstances: (a) if the related Mortgage Loan is in default or foreseeable default and such waiver would, in the reasonable judgment of the Company, maximize recovery of total proceeds on the related Mortgage Loan, (b) if the enforceability of the Prepayment Charge is limited by bankruptcy, insolvency, moratorium, receivership or other similar law relating to creditors’ rights generally, (c) if the prepayment is due to acceleration in connection with a foreclosure or other involuntary payment, (d) if the enforceability of the Prepayment Charge is prohibited or restricted by applicable law, or (e) if the Company has not received, on a timely basis, documentation sufficient to allow it to confirm the existence and amount of the Prepayment Charge after using reasonable efforts to obtain such documentation.

Modification of the Servicing Agreement

8.  Assignor and Company hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a)  The following definitions shall be added to Section 1.01 of the Servicing Agreement:

“Arrearages”: With respect to each Mortgage Loan, the amount, if any, equal to the interest portion of the payments due on such Mortgage Loan on or prior to the Cut-off Date but not yet received by the Servicer by such date, as shown on the Mortgage Loan Schedule.

“Simple Interest Mortgage Loan”: Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received and identified as such on the Mortgage Loan Schedule.

(b)  The definition of “Closing Date” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“Closing Date”: Shall mean March 27, 2006.

(c)  The definition of “Cut-off Date” in Section 1.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“Cut-off Date”: Shall mean February 28, 2006.

(d)  Section 4.19 of the Servicing Agreement is hereby deleted in its entirety.

(e)  Section 4.20 of the Servicing Agreement is hereby deleted in its entirety.

(f)  Section 5.02 of the Servicing Agreement is hereby amended by adding the following sentence to the end of the first paragraph of such Section:

“Any Remittance Report delivered by the Servicer pursuant to this Section 5.02 shall include the amount collected by the Servicer in respect of Arrearages and principal due on the Mortgage Loans prior to the Cut-off Date.”

(g)  Section 5.03(a) of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“The amount of Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 5.03(d), the sum of (i) the aggregate amount of scheduled Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans other than the Simple Interest Mortgage Loans, which scheduled Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date; provided however, that with respect to any Balloon Mortgage Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related Balloon Payment but will be required to continue to make Advances in accordance with this Section 5.03 with respect to such Balloon Mortgage Loan in an amount equal to an assumed scheduled principal and interest that would otherwise be due based on the original amortization schedule for that Balloon Mortgage Loan (with interest at the Net Mortgage Rate), (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the Monthly Payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account pursuant to Section 4.21 for remittance on such Remittance Date and (iii) with respect to each Simple Interest Mortgage Loan, the applicable number of days’ interest (net of the related Servicing Fees) accruing during the related Due Period on each such Simple Interest Mortgage Loan for which the Monthly Payment was due during the related Due Period which Monthly Payment was delinquent as of the Close of Business on the related Determination Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

Notwithstanding the generality of the foregoing, for purposes of the Servicer's determination of whether or not an Advance is required to be made on a Mortgage Loan for which the Mortgagor has failed to make one or more Monthly Payments due on such Mortgage Loan on or prior to the Cut-off Date, any payment in an amount equal to a Monthly Payment received by the Servicer during the Due Period relating to such Remittance Date shall be deemed to be the Monthly Payment due during such Due Period and the Servicer shall not be required to make an Advance with respect to such Mortgage Loan. In addition, no portion of such Monthly Payment received on such Mortgage Loan will constitute the receipt of an Arrearage with respect to such Mortgage Loan unless all Monthly Payments required to be made on such Mortgage Loan for all prior Due Periods occurring subsequent to the Cut-off Date have been received by the Servicer.”

(h)  The second paragraph of Section 6.06 of the Servicing Agreement is hereby amended by replacing the words “set forth below” in the first sentence thereof with the words “set forth in this Section”.

(i)  Exhibit E of the Servicing Agreement is modified to include the information set forth on Attachment 3 hereto.

Miscellaneous

9.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)  In the case of Company,

Select Portfolio Servicing, Inc.
3815 South West Temple
Salt Lake City, Utah 84115-4412
Attention: General Counsel

(b)  In the case of Assignor,

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: Susan Valenti

(c)  In the case of Assignee,

Ace Securities Corp.
6525 Morrison Boulevard,
Suite 318
Charlotte, North Carolina 28211
Attention: Juliana Johnson

10.  Notwithstanding anything to the contrary herein, the Company’s obligation to deliver any reports, certificates or other documents to the Master Servicer shall survive the termination or expiration of this AAR Agreement.

11.  The Company hereby acknowledges that the Master Servicer has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and therefor has the right to enforce all obligations of the Company under the Servicing Agreement.

12.  Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

13.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than 5-1401 or 5-1402 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

15.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated or which succeeds to the business or assets thereof shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

16.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee, and the termination of the Servicing Agreement.

17.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

18.  For purposes of this AAR Agreement, any Master Servicer shall be considered a third party beneficiary to this AAR Agreement entitled to all the related rights and benefits accruing to any Master Servicer as if it were a direct party to this AAR Agreement.

19.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

20.  A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this AAR Agreement and the Servicing Agreement shall be delivered to the Master Servicer, the Assignee and any other parties entitled herein or therin to receive such assessments, attestations, reports and certifications by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addressees shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.
Assignor

By: /s/ Susan Valenti
Name: Susan Valenti
Title: Director

By: /s/ Darren Hadlock
Name: Darren Hadlock
Title: Director

ACE SECURITIES CORP.
Assignee

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

SELECT PORTFOLIO SERVICING, INC.
Company

By: /s/ Timothy J. O’Brien
Name: Timothy J. O’Brien
Title: EVP Operations

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

By: /s/ Jennifer L. Richardson
Name: Jennifer L. Richardson
Title: Assistant Vice President

ATTACHMENT 1

ASSIGNED LOANS

[PROVIDED UPON REQUEST]

ATTACHMENT 2

SERVICING AGREEMENT

SELECT PORTFOLIO SERVICING, INC.,
Servicer

and

DB STRUCTURED PRODUCTS, INC.,
Owner

_____________________________________________

SERVICING AGREEMENT
_____________________________________________

Dated as of February 28, 2006

Fixed Rate and Adjustable Rate
Mortgage Loans

(ACE Securities Crop. Home Equity Loan Trust, Series 2006-SD1)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01.	Defined Terms.
ARTICLE II SERVICING TRANSFER; RECORD TITLE AND POSSESSION OF MORTGAGE LOANS
Section 2.01.	Servicing Transfer; Record Title and Possession of Servicing Files.
Section 2.02.	Books and Records.
Section 2.03.	Transfer of Mortgage Loans.
Section 2.04.	Delivery of Documents.
ARTICLE III REPRESENTATIONS AND WARRANTIES
Section 3.01.	Representations, Warranties and Covenants of the Owner and the Servicer.
ARTICLE IV ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
Section 4.01.	Servicer to Act as Servicer.
Section 4.02.	Sub-Servicing Agreements Between Servicer and Subservicers.
Section 4.03.	Successor Subservicers.
Section 4.04.	Liability of the Servicer.
Section 4.05.	No Contractual Relationship Between Subservicers and the Owner.
Section 4.06.	Assumption or Termination of Sub-Servicing Agreements by Owner.
Section 4.07.	Collection of Certain Mortgage Loan Payments.
Section 4.08.	Sub-Servicing Accounts.
Section 4.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
Section 4.10.	Collection Account.
Section 4.11.	Withdrawals from the Collection Account and Distribution Account.
Section 4.12.	Investment of Funds in the Collection Account and the REO Account.
Section 4.13.	Collection Account Statements.
Section 4.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
Section 4.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 4.16.	Realization Upon Defaulted Mortgage Loans.
Section 4.17.	Release of Mortgage Files.
Section 4.18.	Servicing Compensation.
Section 4.19.	Statement as to Compliance.
Section 4.20.	Independent Public Accountants' Servicing Report.
Section 4.21.	Title, Management and Disposition of REO Property.
Section 4.22.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
Section 4.23.	Solicitations.
Section 4.24.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.
Section 4.25.	The Servicer Indemnification.
Section 4.26.	Certificate Insurer Access.
ARTICLE V PAYMENTS TO THE OWNER
Section 5.01.	Remittances.
Section 5.02.	Reports.
Section 5.03.	Advances.
ARTICLE VI THE SERVICER
Section 6.01.	Liability of the Servicer.
Section 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.
Section 6.03.	Limitation on Liability of the Servicer and Others.
Section 6.04.	Servicer Not to Resign.
Section 6.05.	Delegation of Duties.
Section 6.06.	Successor to the Servicer.
Section 6.07.	Inspection.
ARTICLE VII DEFAULT
Section 7.01.	Events of Default.
Section 7.02.	Waiver of Defaults.
Section 7.03.	Survivability of Servicer Liabilities.
ARTICLE VIII TERMINATION
Section 8.01.	Termination.
Section 8.02.	Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.
ARTICLE IX MISCELLANEOUS PROVISIONS
Section 9.01.	Amendment.
Section 9.02.	Governing Law; Jurisdiction.
Section 9.03.	Notices.
Section 9.04.	Severability of Provisions.
Section 9.05.	Article and Section References.
Section 9.06.	Benefits of Agreement.
Section 9.07.	Advance Facility.
Section 9.08.	Master Servicer.
Section 9.09.	Exhibits.
Section 9.10.	General Interpretive Principles.
Section 9.11.	Reproduction of Documents.
Section 9.12.	Counterparts.
Section 9.13.	Entire Agreement.
Section 9.14.	Confidential Information.
ARTICLE X COMPLIANCE WITH REGULATION AB.
Section 10.01.	Intent of the Parties; Reasonableness.
Section 10.02.	Additional Representations and Warranties of the Servicer.
Section 10.03.	Information to Be Provided by the Servicer.
Section 10.04.	Servicer Compliance Statement.
Section 10.05.	Report on Assessment of Compliance and Attestation.
Section 10.06.	Use of Subservicers and Subcontractors.
Section 10.07.	Indemnification; Remedies.

Exhibits:
Schedule One	Mortgage Loan Schedule
Exhibit A	Request for Release
Exhibit B	Form of Annual Certification
Exhibit C	Form of Servicing Account Letter Agreement
Exhibit D	Form of Collection Account Letter Agreement
Exhibit E	Remittance Report
Exhibit F	Servicing Criteria to be Addressed in Assessment of Compliance

This Servicing Agreement is dated as of February 28, 2006 (the “Agreement”), between SELECT PORTFOLIO SERVICING, INC. as servicer (the “Servicer”) and DB STRUCTURED PRODUCTS, INC. as owner (the “Owner”).

PRELIMINARY STATEMENT:

WHEREAS, the Owner has purchased certain mortgage loans (“Mortgage Loans”) pursuant to the terms of certain mortgage loan purchase agreements between the Owner and certain third party sellers on a servicing-released basis;

WHEREAS, the Owner owns the servicing rights to the mortgage loans and the Servicer and the Owner have agreed that the Servicer shall service the Mortgage Loans on behalf of the Owner commencing on the Closing Date, and the parties hereto desire to provide the mechanics of such servicing by the Servicer.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date pursuant to Section 5.03.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Servicing Agreement and all amendments hereof and supplements hereto.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, Maryland, Minnesota, New York or Utah are authorized or obligated by law or executive order to be closed.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: The date or dates set forth in the related pricing letter on which the Servicer from time to time shall begin servicing the Mortgage Loans listed on the related Mortgage Loan Schedule.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: A separate, segregated account or accounts created and maintained by the Servicer pursuant to Section 4.10, which shall be entitled “Select Portfolio Servicing, Inc., as Servicer, in trust for [Owner],” which must be an Eligible Account.

“Commission”: The United States Securities and Exchange Commission.

“Compensating Interest”: As defined in Section 4.22 hereof.

“Custodial Agreement”: The agreement governing the retention of the originals of the related Mortgage Loan Documents.

“Custodian”: Wells Fargo Bank, National Association, or any successor thereto.

“Cut-off Date”: With respect to each Mortgage Loan, the date or dates set forth in the related pricing letter.

“Delinquent”: With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

“Determination Date”: With respect to any Remittance Date, the 15th day of the calendar month in which such Remittance Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Servicer other than through a Subcontractor; provided, however, that the Servicer shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Due Date”: The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P and P-1 by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Owner, the Owner will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”: One or more of the events described in Section 7.01 hereof.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“HUD”: The United States Department of Housing and Urban Development or any successor thereto.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Servicer and its respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Servicer or any Affiliate thereof, and (c) is not connected with the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Servicer or any Affiliate thereof, as the case may be.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan and received in or prior to the month of charge off, to the extent such proceeds are received by the Servicer.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“Liquidated Mortgage Loan”: As to any Remittance Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the sale of an REO Property pursuant to or as contemplated by Section 4.21.

“Master Servicer”: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note.

“Moody's”: Moody's Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage Loan File”: The mortgage loan documents held by the Custodian for the benefit of the Owner.

“Mortgage Loan”: An individual Mortgage Loan subject to the terms of this Agreement and identified on the Mortgage Loan Schedule attached hereto as Schedule One.

“Mortgage Loan Schedule”: The list of Mortgage Loans subject to this Agreement and identified on the schedule attached hereto as Schedule One.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”: With respect to each Mortgage Loan, the rate set forth in the related Mortgage Note.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received in or prior to the month of charge-off and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“New Lease”: Any lease of REO Property entered into on behalf of the Owner, including any lease renewed or extended on behalf of the Owner.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Officers' Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Servicer, acceptable to the Owner.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Servicer or any of its respective Affiliates:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Owner or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1 in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)  repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated P-1 by Moody's and rated A-1 or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Owner in exchange for such collateral and (C) be delivered to the Owner or, if the Owner is supplying the collateral, an agent for the Owner, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment; and

(vi)  units of money market funds that have been rated “Aaa” by Moody's and “AAA” by S&P.

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

“Prepayment Interest Excess”: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the last day of such Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment in full by or on behalf of the applicable Mortgagor during the portion of the related Prepayment Period occurring between the first day of such Prepayment Period and the last day of the calendar month preceding the calendar month in which such Remittance Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the calendar month in which such Remittance Date occurs. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 4.22.

“Prepayment Period”: With respect to any Remittance Date and prepayments in full, the period commencing on the sixteenth (16th ) day in the calendar month preceding the calendar month in which such Remittance Date occurs and ending on the fifteenth (15th) day in the calendar month in which such Remittance Date occurs. With respect to any Remittance Date and prepayments in part, the calendar month prior to such Remittance Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any Due Period or Due Periods subsequent to the month of prepayment.

“Rating Agency or Rating Agencies”: Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Unpaid Principal Balance after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

“Reconstitution”: Any Securitization Transaction or Whole Loan Transfer.

“Reconstitution Agreements”: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 8.02.

“Reconstitution Date”: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 8.02 hereof.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”: The Servicemembers’ Civil Relief Act, as amended.

“Relief Act Interest Shortfall”: With respect to any Remittance Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or similar state or local law, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Unpaid Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state or local law.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date”: The eighteenth (18th) day of each month, or if such day is not a Business Day, the first Business Day preceding such date.

“Remittance Report”: A report prepared by the Servicer and delivered to the Owner pursuant to Section 5.02, in the form of Exhibit E attached hereto.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 4.21.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Owner.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or deed-in-lieu of foreclosure, as described in Section 4.21.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit A attached hereto.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“S&P”: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002, as amended from time to time.

“Securities Act”: The Securities Act of 1933, as amended.

“Securitization Transaction”: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Servicer”: Select Portfolio Servicing, Inc., a Utah corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Information”: As defined in Section 10.07(a).

“Servicer Prepayment Charge Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Sections 4.01 or 4.10.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 4.09.

“Servicing Advances”: All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under Sections 4.01, 4.09, 4.14, 4.15, 4.16, and 4.21, (v) obtaining broker price opinions, and (vi) locating missing Mortgage Loan documents.

“Servicing Criteria”: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for such month (or in the event of any Principal Prepayment in full made by the Mortgagor during such month, the Servicing Fee Rate accrued for the number of days covered by the payment of interest accompanying the Principal Prepayment in full), on the same principal amount on which interest on such Mortgage Loan accrues for such month. A portion of such Servicing Fee may be retained by any Subservicer as its servicing compensation.

“Servicing Fee Rate”: 0.40% per annum.

“Servicing File”: The documents pertaining to each Mortgage Loan, which are delivered to the Servicer in connection with the servicing of the Mortgage Loans, as well as any documents and information accumulated by Servicer in its role as servicer.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Owner on the Closing Date, as such list may from time to time be amended.

“Servicing Transfer Costs”: Shall mean all reasonable costs and expenses incurred by the Servicer or its designee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Servicer or its designee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Servicer or its designee (or any successor servicer appointed pursuant to Section 6.06) to service the Mortgage Loans properly and effectively.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Account”: An account established by a Subservicer which meets the requirements set forth in Section 4.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 4.02.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 4.14.

“Unpaid Principal Balance”: As to each Mortgage Loan on any date of determination, the unpaid principal balance of the Mortgage Loan.

“Whole Loan Transfer”: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

SERVICING TRANSFER;
RECORD TITLE AND POSSESSION OF MORTGAGE LOANS

Section 2.01.	Servicing Transfer; Record Title and Possession of Servicing Files.

With respect to each Mortgage Loan to be serviced hereunder, the Owner shall deliver to the Servicer the Mortgage Loan Schedule not later than the Cut-off Date.

The Owner shall cause the prior servicer of the Mortgage Loans to transfer the servicing with respect thereto to the Servicer in a manner which complies with RESPA and which allows the Servicer to board and service the Mortgage Loans in accordance with this Agreement.

Record title to the Mortgage Loans shall be retained by the Owner, and possession of any Servicing Files delivered to the Servicer shall be held in trust for the Owner as the owner thereof, for the sole purpose of servicing the Mortgage Loans. The ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Servicing File, the servicing rights and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans. Any portion of the Servicing Files held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans. Except as provided herein, the original Mortgage Loan File for each Mortgage Loan shall be retained by the Custodian pursuant to the Custodial Agreement. Any fees and expenses of the Custodian shall be payable by the Owner from its funds.

Section 2.02.	Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of the Mortgage Loans by the Owner.

Section 2.03.	Transfer of Mortgage Loans.

The Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans; provided, however, that the consent of the Servicer shall be required (which consent shall not be unreasonably withheld) before the Owner may assign interest under this Agreement as set forth in this Section 2.03 to any person other than a trustee in connection with a Securitization Transaction. All references to the Owner shall be deemed to include its assignee or designee.

Section 2.04.	Delivery of Documents.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 180 day period, the Servicer shall deliver to the Custodian, within such 180 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations, Warranties and Covenants of the Owner and the Servicer.

(a)  The Owner hereby represents, warrants and covenants to the Servicer, that as of the Closing Date or as of such date specifically provided herein:

(i)  The Owner is a Delaware Corporation with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Agreement has been duly authorized, executed and delivered by the Owner. The Owner has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement. This Agreement evidences the valid, binding and enforceable obligation of the Owner, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

(ii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Owner and will not result in the breach of any term or provision of any organizational documents of the Owner or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Owner or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject;

(iii)  The execution and delivery of this Agreement by the Owner and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)  The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

(v)  There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Owner that, either individually or in the aggregate, (A) in the judgment of the Owner would reasonably be expected to result in any change in the business, operations, financial condition, properties or assets of the Owner that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) in the judgment of the Owner would reasonably be expected to result in any material impairment of the right or ability of the Owner to carry on its business substantially as now conducted, or (C) in the judgment of the Owner would reasonably be expected to draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or (D) in the judgment of the Owner would reasonably be expected to otherwise be likely to impair materially the ability of the Owner to perform under the terms of this Agreement.

(vi)  Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered by the Owner in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

(b)  The Servicer hereby represents, warrants and covenants to the Owner, that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)  The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)  There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, (A) in the judgment of the Servicer would reasonably be expected to result in any change in the business, operations, financial condition, properties or assets of the Servicer that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) in the judgment of the Servicer would reasonably be expected to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) in the judgment of the Servicer would reasonably be expected to draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (D) in the judgment of the Servicer would reasonably be expected to otherwise be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vi)  Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

(vii)  The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement;

(viii)  The Servicer is an approved servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD; and

(ix)  The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.01.

Upon discovery by the Owner of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Owner, the Owner shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 3.01(ix) above which materially and adversely affects the interests of the Owner, the Servicer must pay the amount of such waived Prepayment Charge, by depositing such amount into the Custodial Account.

ARTICLE IV

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 4.01.	Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf and in the best interests of the Owner in accordance with the terms of this Agreement and the Mortgage Loans, and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership interest of any Mortgage Loan by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer's obligation to make Advances or Servicing Advances; or

(iv)  the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Subservicer to waive) a Prepayment Charge only under the following circumstances: (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge and the Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default), or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by subsequent changes in applicable law or (iii) the Servicer has not received any documentation and/or information to enable the Servicer to confirm the existence of such Prepayment Charge. In no event shall the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account at the time of such prepayment for distribution in accordance with the terms of this Agreement. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 4.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable with the goal of maximizing proceeds of the Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Owner when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Owner, and upon written notice to the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Owner. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 4.17, within five (5) days of the Closing Date, the Owner shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Owner for execution. The Owner shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

In addition, the Servicer hereby covenants to furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and the TransUnion Credit Information Company with respect to each Mortgagor under a Mortgage Loan serviced by the Servicer subject to this Agreement.

Subject to Section 4.09 hereof, in accordance with the standards of the second preceding paragraph, the Servicer, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.09, and further as provided in Section 4.11. Any cost incurred by the Servicer or by Subservicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not be added to the Unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 5.03) and the Servicer shall not (i) except, as provided in Section 4.07 (when the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable), permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Unpaid Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan, or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created in connection with the Mortgage Loans to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Section 4.02.	Sub-Servicing Agreements Between Servicer and Subservicers.

(a)  The Servicer may enter into Sub-Servicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any certificates issued in connection with a Securitization Transaction.

Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 4.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Owner without the consent of the Owner; provided, further, that the consent of the Owner shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Subservicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Owner from the provisions set forth in Section 4.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Owner copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

(b)  As part of its servicing activities hereunder, the Servicer, for the benefit of the Owner, shall enforce the obligations of each Subservicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

Section 4.03.	Successor Subservicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Subservicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Subservicer which qualifies under Section 4.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

Section 4.04.	Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 4.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 4.05.	No Contractual Relationship Between Subservicers and the Owner.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 4.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

Section 4.06.	Assumption or Termination of Sub-Servicing Agreements by Owner.

In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of an Event of Default), the Owner shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, provided however, that any successor servicer may terminate the Subservicer. Upon such assumption, the Owner (or the successor servicer appointed pursuant to Section 6.06) shall be deemed, subject to Section 4.03, to have assumed all of the departing Servicer's interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Owner nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Owner, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer.

Section 4.07.	Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies provided to the Servicer, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest (other than any Prepayment Charge except as set forth in Section 4.01), or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 5.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 4.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Unpaid Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 4.01 shall be reflected in writing in the Servicing File.

Section 4.08.	Sub-Servicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Subservicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 4.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The creation of any Servicing Account shall be evidenced by a letter agreement in the form set forth in Exhibit C hereto. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments and Insurance Proceeds collected on account of the Mortgage Loans and shall thereafter deposit in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments/Insurance Proceeds, all Escrow Payments and Insurance Proceeds (to the extent that such Insurance Proceeds are to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedure that the Servicer would follow in servicing mortgage loans held for its own account) collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 4.01 (with respect to taxes and assessments) and Section 4.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) apply to restoration repair of the Mortgaged Property; or (vi) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement. In the event the Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the servicing standard set forth in Section 4.01, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

Section 4.10.	Collection Account.

(a)  On behalf of the Owner, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Owner. The creation of any Collection Account shall be evidenced by a letter agreement in the form set forth in Exhibit D. On behalf of the Owner, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)  all Net Liquidation Proceeds and condemnation proceeds (other than proceeds collected in respect of any particular REO Property, amounts paid in connection with a purchase of Mortgage Loans and REO Properties and Insurance Proceeds to be applied toward the restoration or repair of the Mortgaged Property);

(iv)  any amounts required to be deposited pursuant to Section 4.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 4.14(a) in respect of any blanket policy deductibles;

(vi)  all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans;

(vii)  any Advances, as required pursuant to Section 5.03;

(viii)  any amounts required to be deposited pursuant to Section 4.21(c) in connection with any REO Property, in the event the Collection Account is used as an REO Account pursuant to Section 4.21; and

(ix)  any Compensating Interest to be deposited pursuant to Section 4.22 in connection with any Prepayment Interest Shortfall.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Section 4.11.	Withdrawals from the Collection Account and Distribution Account.

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.01:

(i)  to remit to the Owner for deposit in the amounts required or permitted to be so remitted pursuant to Section 5.01;

(ii)  subject to Section 4.16(c), to reimburse the Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 5.03; or (b) without limiting any right of withdrawal set forth in clauses (v) or (vi) below, any unreimbursed Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances;

(iii)  subject to Section 4.16(c), to pay the Servicer or any Subservicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan or REO Property, and (c) without limiting any right of withdrawal set forth in clauses (v) or (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Subservicer for Servicing Advances;

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 5.03;

(vi)  to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 4.16(b);

(vii)  to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

(viii)  to pay itself any Prepayment Interest Excess;

(ix)  to make withdrawals from the REO Account pursuant to Section 4.21 if the Collection Account is an REO Account as set forth in Section 4.21; and

(x)  to clear and terminate the Collection Account.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii) through (ix) above. The Servicer shall provide written notification to the Owner, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (v) above; provided that an Officers' Certificate in the form described under Section 5.03(d) shall suffice for such written notification to the Owner in respect hereof.

Section 4.12.	Investment of Funds in the Collection Account and the REO Account.

(a)  The Servicer may direct any depository institution maintaining the Collection Account or REO Account to invest the funds on deposit in such accounts, (each such account, for the purposes of this Section 4.12, an “Investment Account”). All investments pursuant to this Section 4.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Owner is the obligor thereon or if such investment is managed or advised by a Person other than the Owner or an Affiliate of the Owner, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Owner is the obligor thereon or if such investment is managed or advised by the Owner or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Owner, or in the name of a nominee of the Owner. The Owner shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Owner or its agent, together with any document of transfer necessary to transfer title to such investment to the Owner or its nominee.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 4.11 or Section 4.21, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

Section 4.13.	Collection Account Statements.

With respect to any Securitization Transaction, not later than fifteen days after each Remittance Date, the Servicer shall forward to the master servicer, the securities administrator, the trustee and the depositor a statement prepared by the institution at which the related Collection Account is maintained setting forth the status of the related Collection Account as of the close of business on such Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the related Collection Account of each category of deposit specified in Section 4.10 and each category of withdrawal specified in Section 4.11.

Section 4.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)  The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Unpaid Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the Unpaid Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 4.21, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not be added to the Unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 4.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 4.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Owner. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. The Servicer shall furnish a copy of such errors and omissions policy and fidelity bond or waiver of the same upon request by the master servicer with respect to any Securitization Transaction.

Section 4.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Owner and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as permitted hereunder or as otherwise required pursuant to the terms thereof. The Servicer shall notify the Owner that any such substitution, modification or assumption agreement has been completed by forwarding to the Owner the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Servicing File and shall, for all purposes, be considered a part of such Servicing File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.16.	Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall use its best efforts, consistent with the servicing standards set forth in Section 4.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 4.11 and Section 4.21. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 4.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Owner, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Owner would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 4.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 4.11(vi), such right of reimbursement being prior to the rights of Owner to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner; provided that any amounts disbursed by the Servicer pursuant to this Section 4.16 shall constitute Servicing Advances, subject to Section 5.03(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 4.11(vi), such right of reimbursement being prior to the rights of Owner to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances pursuant to Section 4.11(iii) and Advances pursuant to Section 4.11(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 4.11(iii).

Section 4.17.	Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodian with a copy to the Owner, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit A hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 4.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Custodian shall, within three Business Days, release and send by overnight mail, at the expense of the Servicer, the related Mortgage File to the Servicer. The Owner agrees to indemnify the Servicer, out of its own funds, for any loss, liability or expense incurred by the Servicer as a proximate result of the Custodian's breach of its obligations pursuant to this Section 4.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon any request made by or on behalf of the Servicer and delivery to the Custodian with a copy to Owner, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit A hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer within three Business Days, and the Owner shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Custodian with a copy to the Owner an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Owner, the Servicer shall provide notice to the Owner of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Custodian to the Servicer or its designee within three Business Days.

Section 4.18.	Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.22. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 4.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 4.21. Except as provided in Section 9.07, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Sub-Servicing Agreement entered into under Section 4.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 4.11(iv) to withdraw from the Collection Account and pursuant to Section 4.21(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 4.12 and Section 4.21. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including amounts required to be paid by the Servicer under the second paragraph of Section 4.14) and shall not be entitled to reimbursement therefor except as specifically provided herein.

The Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 4.11(viii).

Section 4.19.	Statement as to Compliance.

(a)  The Servicer shall deliver to the Owner and the Master Servicer (as defined below), on or before March 1st (or if not a Business Day, the immediately preceding Business Day), of each year beginning on March 1, 2006, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

(b)  [Reserved]

(c)  The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.19 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 4.19 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

Section 4.20.	Independent Public Accountants' Servicing Report.

Not later than March 1st following the end of each calendar year, commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to Form 10-K or other required form, stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Owner and the Master Servicer, if applicable.

Section 4.21.	Title, Management and Disposition of REO Property.

(a)  The deed or certificate of sale of any REO Property shall be taken in the name of the Owner, or its nominee, subject to applicable laws. The Servicer, on behalf of the Owner, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which any REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Owner an Opinion of Counsel to the effect that the holding by a REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on any such REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any REMICs created in connection with the Mortgage Loans to fail to qualify as a REMIC under Federal law at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMICs created in connection with the Mortgage Loans of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)  The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Owner (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 4.21(a) as the Servicer deems to be in the best interests of Owner. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain, operate or dispose of such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, the Servicer shall not:

(A)  enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(B)  authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(C)  authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(D)  authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Owner;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Owner to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by any REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Subcontractor for the operation and management of any REO Property, provided that:

(1)  the terms and conditions of any such contract shall not be inconsistent herewith;

(2)  any such contract shall require, or shall be administered to require, that the Subcontractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Subcontractor;

(3)  none of the provisions of this Section 4.21(c) relating to any such contract or to actions taken through any such Subcontractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Owner with respect to the operation and management of any such REO Property; and

(4)  the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Subcontractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Subcontractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Subcontractor, irrespective of whether the Servicer's compensation pursuant to Section 4.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Subcontractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d)  In addition to the withdrawals permitted under Section 4.21(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Subservicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Subservicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Remittance Date, the Servicer shall withdraw from each REO Account maintained by it for distribution in accordance with Section 5.03, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 4.21(c) or this Section 4.21(d).

(e)  Subject to the time constraints set forth in Section 4.21(a), each REO Disposition shall be carried out by the Servicer in a manner, at such price and upon such terms and conditions as shall be normal and usual in the servicing standard set forth in Section 4.01.

(f)  The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.22.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

Not later than 1:00 p.m. New York time on each Remittance Date, the Servicer shall remit to the Owner an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date and (B) one-half of its aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Owner in respect of Compensating Interest. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

Section 4.23.	Solicitations.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

Section 4.24.  Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Unpaid Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Owner for deposit in the Custodial Account from its own funds the amount of any such shortfall and, with respect to a Securitization Transaction, shall indemnify and hold harmless the trust fund, the trustee, the securities administrator, the master servicer, the depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 4.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

Section 4.25.  The Servicer Indemnification.

With respect to any Securitization Transaction, the Servicer agrees to indemnify the certificate insurer, trustee, master servicer and the securities administrator from, and hold the trustee, master servicer and the securities administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the certificate insurer, the Servicer, the trustee, the master servicer and the securities administrator. Any payment hereunder made by the Servicer to any such Person shall be from the Servicer’s own funds, without reimbursement from the Collection Account therefor.

Section 4.26.  Certificate Insurer Access.

With respect to any Securitization Transaction, upon the occurrence of a trigger event (as defined in the related pooling and servicing agreement), the Servicer shall afford the certificate insurer access to its books and records concerning the servicing of the Mortgage Loans, and shall make servicing officers available to the certificate insurer to discuss the servicing of the Mortgage Loans, upon reasonable prior notice to the Servicer, and during the Servicer’s normal business hours.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01.	Remittances.

On each Remittance Date, the Servicer shall remit to the Owner (A)(i) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Collection Account pursuant to Section 4.11) plus (ii) all Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03; minus (B) (x) any amounts attributable to voluntary Principal Prepayments in full received after the last day of the Prepayment Period immediately preceding the related Remittance Date and (y) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All remittances made to the Owner on each Remittance Date shall be made by wire transfer of immediately available funds to the account designated by the Owner at a bank or other entity having appropriate facilities therefor identified by the Owner to the Servicer at least two (2) Business Days prior to such Remittance Date.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner, with such remittance, interest on any such late payment at an annual rate equal to the federal funds rate as is publicly announced from time to time, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default.

Section 5.02.	Reports.

Not later than the 10th day of the each month (or if such 10th day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Owner by telecopy or electronic mail (or by such other means as the Servicer and the Owner may agree from time to time) a Remittance Report with respect to the related Remittance Date. Not later than the 10th day of each month (or if such 10th day is not a Business Day, the preceding Business Day), the Servicer shall deliver or cause to be delivered to the Owner in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Owner may reasonably require.

On the second Business Day following each Determination Date, but in no event later than the 18th day of each month (or, if such 18th day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Master Servicer by electronic mail (or by such other means as the Servicer and the Master Servicer may agree from time to time) a prepayment report with respect to the related Remittance Date. Such prepayment report shall include such information with respect to the prepayment charges as the Master Servicer may reasonable require.

The Servicer is authorized to make loan-level data with respect to the Mortgage Loans (with personal information subject to the Gramm-Leach-Bliley Act and state consumer privacy statutes suppressed) publicly available on an SPS website.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority pursuant to any applicable law with respect to the Mortgage Loans.

Section 5.03.	Advances.

(a)  The amount of Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 5.03(d), the sum of (i) the aggregate amount of scheduled Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which scheduled Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date; provided however, that with respect to any Balloon Mortgage Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related Balloon Payment but will be required to continue to make Advances in accordance with this Section 5.03 with respect to such Balloon Mortgage Loan in an amount equal to an assumed scheduled principal and interest that would otherwise be due based on the original amortization schedule for that Balloon Mortgage Loan (with interest at the Net Mortgage Rate) and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the Monthly Payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account pursuant to Section 4.21 for remittance on such Remittance Date.

(b)  On or before 1:00 p.m. New York time on the Remittance Date, the Servicer shall remit in immediately available funds to the Owner an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties on such Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 5.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent that the Available Funds for such Remittance Date (determined without regard to Advances to be made on the Remittance Date) shall be less than the total amount that would be distributed to the Owner on such Remittance Date if such amounts held for future distributions had not been so used to make Advances. The Owner will provide notice to the Servicer by telecopy by the Close of Business on any Remittance Date in the event that the amount remitted by the Servicer to the Owner on such date is less than the Advances required to be made by the Servicer for such Remittance Date, as set forth in the related Remittance Report.

(c)  The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

(d)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Owner. In addition, the Servicer shall not be obligated to make any Advances with respect to Relief Act Interest Shortfalls.

ARTICLE VI

THE SERVICER

Section 6.01.	Liability of the Servicer.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein.

Section 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business or all of the assets of the Servicer, shall be the successor of the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 6.06 with respect to the qualifications of a successor Servicer.

Section 6.03.	Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Owner and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or any loss, liability or expense incurred, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of the Servicer's duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Owner hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Owner, and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 4.11. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04.	Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 6.06, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Owner in writing and such proposed successor servicer is acceptable to the Owner and (b) if any Mortgage Loan has been subject to a Securitization Transaction, (1) each Rating Agency shall have delivered a letter to the related trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of any certificates issued with respect to such Securitization Transaction, and (2) the Servicer has obtained the prior written consent of the trustee and the certificate insurer, which consent shall not be unreasonably withheld; provided that in each case, there must be delivered to the trustee and the master servicer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the certificates (and with respect to the insured certificates, without regard to the certificate insurance policy). Notwithstanding the foregoing, no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Owner shall have assumed the Servicer's responsibilities and obligations hereunder or the Owner shall have designated a successor servicer in accordance with Section 6.06. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 6.06 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner.

Notwithstanding anything to the contrary herein, for so long as Select Portfolio Servicing, Inc. is the Servicer hereunder, it may pledge or assign as collateral all its rights, title and interest under this Agreement relating to the servicing and administration of the Mortgage Loans to a lender (the “Lender”), provided, that:

(1) upon an Event of Default and receipt of a notice of termination by Select Portfolio Servicing, Inc., the Lender may direct Select Portfolio Servicing, Inc. or its designee to appoint a successor servicer pursuant to the provisions, and subject to the conditions, set forth in Section 6.06 regarding Select Portfolio Servicing, Inc.’s appointment of a successor servicer;

(2) the Lender’s rights are subject to this Agreement; and

(3) Select Portfolio Servicing, Inc. shall remain subject to termination as servicer under this Agreement pursuant to the terms hereof.

Section 6.05.	Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 4.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 4.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Servicer shall provide the Owner with reasonable prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

Section 6.06.	Successor to the Servicer.

(a)  Upon resignation or termination of the Servicer pursuant to Section 7.01, 8.01 or 6.04, the Owner (or such other successor Servicer as is approved by the Owner) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the above, (i) if the Owner is unwilling to act as successor Servicer or (ii) if the Owner is legally unable so to act, the Owner shall appoint or petition a court of competent jurisdiction to appoint a successor to the Servicer provided that such successor servicer shall: (1) be an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000; (2) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer; (3) with respect to any Securitization Transaction, be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current rating of any outstanding class of certificates (without regard to the certificate insurance policy); (4) with respect to any Securitization Transaction, be reasonably acceptable to the certificate insurer and (5) shall assume all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 4.18 (or such other compensation as the Owner and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 4.14 or to reimburse the Owner pursuant to Section 4.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Owner and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer.

(b)  Any successor to the Servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Owner, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 4.14.

Section 6.07.	Inspection.

The Servicer, in its capacity as Servicer, shall afford the Owner, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Owner its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.	Events of Default.

(a)  If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)  (A) The failure by the Servicer to make any Advance which it is required to make hereunder; (B) any other failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement; (C) the failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which, in each case, continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer;

(ii)  The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, in either case, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer;

(iii)  The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days;

(iv)  The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v)  The Servicer shall cease to meet the requirements to remain a Fannie Mae or Freddie Mac servicer or a HUD approved mortgagee;

(vi)  The Servicer shall fail to duly perform within the required time period, its obligations under Sections 4.19 and 4.20 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Servicing Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

(vii)  The Servicer shall have been declared in material default under any consent agreement entered into with the Federal Trade Commission, HUD or any state regulatory authority, and such default (a) is not cured within forty-five days (45) days of the declaration thereof (provided that such period shall be extended with the consent of the Owner, which consent shall not be unreasonably withheld, so long as the Servicer is actively and diligently working to cure such default), or (b) results in the downgrade of any certificates or notes issued in connection with a Securitization Transaction;

(viii)  The Servicer fails to maintain, at a minimum, its “average” or equivalent servicer rating from each of Standard and Poor’s Rating Services, Moody’s Investors Service Inc. and Fitch Ratings; or

(ix)  The Servicer shall fail to duly perform, within the required time period, its obligations under Sections 10.04 and 10.05.

(b)  then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Owner may (in addition to whatever rights the Owner may have at law or equity to damages), by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. The Servicer agrees to cooperate with the Owner (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Owner of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Owner (or the applicable successor Servicer) for the administration by it of all cash amounts or Permitted Investments that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Servicing Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding the termination of the Servicer hereunder, the Servicer shall be entitled to reimbursement of all unpaid Servicing Fees and all unreimbursed Advances and Servicing Advances in the manner and at the times set forth herein. Notwithstanding the foregoing, Select Portfolio Servicing, Inc. shall have no right to direct the manner in which the servicing and administration of the Mortgage Loans is performed by a successor Servicer, have any right to consent to any action to be taken by a successor Servicer or have the right to terminate any successor Servicer.

Section 7.02.	Waiver of Defaults.

The Owner may waive any events permitting removal of the Servicer as servicer pursuant to this Article VII. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.03.	Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

TERMINATION

Section 8.01.	Termination.

The Owner may terminate, at its sole option, any rights the Servicer may have hereunder, without cause. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail as provided in Section 9.03.

Section 8.02.	Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either:

(a) one or more Whole Loan Transfers; and/or

(b) one or more Securitization Transactions.

With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Owner, the Servicer agrees:

(i) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(ii) to execute all Reconstitution Agreements provided that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii) to deliver to the Owner such information, reports, letters and certifications as are required pursuant to Article X and to indemnify the Owner and its affiliates as set forth in Article X;

(1)
to deliver to, and at the request of, the Owner for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Owner, and to deliver to the Owner any similar nonpublic, unaudited financial information, in which case the Owner shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit, or as is otherwise reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(2)
to deliver to the Owner and to any Person designated by the Owner, at the Owner’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to clause 1 above as shall be reasonably requested by the Owner;

(3)
to deliver to the Owner, and to any Person designated by the Owner, such legal documents and in-house Opinions of Counsel as are customarily delivered by servicers and reasonably determined by the Owner to be necessary in connection with any Reconstitution, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Owner, it being understood that the cost of any opinions of outside special counsel that may be required for a Reconstitution, as the case may be, shall be the responsibility of the Owner;

(4)
to negotiate and execute one or more subservicing agreements between the Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Owner in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(5)
in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Owner’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Owner and one or more nationally recognized rating agencies for mortgage pass-through transactions. If the Owner deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more subservicing agreements between itself and a master servicer designated by the Owner at its sole discretion, and/or one or more servicing agreements among the Servicer, the Owner and a trustee designated by the Owner at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph; and

(6)
in the event that the Owner appoints a credit risk manager in connection with a Securitization Transaction, to execute a credit risk management agreement and provide reports and information reasonably required by the credit risk manager.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01.	Amendment.

This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer, the Owner and the certificate insurer with respect to any Securitization Transaction, provided however, such amendment shall not result in a qualification, withdrawal or downgrade of the then-current rating of any of the certificates with respect to any Securitization Transaction (and with respect to the insured certificates, without regard to the certificate insurance policy).

Section 9.02.	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 9.03.	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, (i) if by overnight mail, Select Portfolio Servicing, Inc., 3815 South West Temple, Salt Lake City, Utah 84115-4412, Attention: General Counsel, facsimile number (801) 293-2555 or (ii) if by regular mail, P.O. Box 65250 Salt Lake City, Utah 84165-0250, Attention: General Counsel facsimile number (801) 293-2555, or such other address or telecopy number as may hereafter be furnished to the Owner in writing by the Servicer, and (b) in the case of the Owner, DB Structured Products, Inc., 60 Wall Street, New York, New York 10005, Attention: Michael Commaroto (212) 250-3114. Notice of any Event of Default shall be given by telecopy and by certified mail.

Section 9.04.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05.	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 9.06.	Benefits of Agreement.

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 9.07.	Advance Facility.

(a)  The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (an “Advancing Person”) the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund (i) a portion of the purchase price of the servicing rights attributable to the Mortgage Loans or (ii) some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Owner is required before the Servicer may enter into an Advance Facility; provided, however, that the consent of the Owner shall be required before the Servicer may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Owner with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in 9.07(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Owner shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this 9.07 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer and will not be deemed to be a Sub-Servicer under this Agreement.

(b)  If the Advancing Person and the Servicer submit to the Owner the notice set forth in subsection (a) above, then the Servicer shall be permitted to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Collection Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with this Agreement prior to the remittance to the Owner.

(c)  All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis.

Section 9.08.	Master Servicer.

For purposes of this Agreement, including but not limited to Section 4.19 and Article X, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Section 9.09.	Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.10.	General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)  the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 9.11.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.12.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.13.	Entire Agreement.

Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

Section 9.14.	Confidential Information.

The Owner and the Servicer shall keep confidential and shall not divulge to any party the terms of this Agreement, unless (i) otherwise required by law or any governmental agency (ii) it is appropriate for the Owner or the Servicer to do so in working with legal counsel, auditors, taxing authorities and/or other governmental agencies or (iii) otherwise mutually agreed to by Owner and Servicer.

ARTICLE X

COMPLIANCE WITH REGULATION AB.

Section 10.01.	Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) and the Sarbanes-Oxley Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner and any Master Servicer to deliver to the Owner (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner, the Master Servicer or any Depositor to permit the Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance. In the event of any conflict between Article X and any other term or provision in this Agreement, the provisions of Article X shall control.

The Owner (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner’s reasonable judgment, to comply with Regulation AB.

Section 10.02.	Additional Representations and Warranties of the Servicer.

(a)  The Servicer hereby represents to the Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 10.03 that, except as disclosed in writing to the Owner, such Master Servicer or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 10.03, the Servicer shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 10.03.	Information to Be Provided by the Servicer.

In connection with any Securitization Transaction the Servicer shall (i) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a)   [reserved]

(b)   [reserved]

(c)  If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(d)  For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e)  As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with the Depositor’s reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)  In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g)  The Servicer shall provide to the Owner, any Master Servicer and any Depositor, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, copies or other evidence of fidelity bond insurance and errors and omission insurance policy financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

Section 10.04.	Servicer Compliance Statement.

On or before March 15 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 10.05.	Report on Assessment of Compliance and Attestation.

(a)  On or before March 15 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit F hereto;

(ii) deliver to the Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 10.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, an annual compliance certificate as and when provided buy Section 10.04, to deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) if requested by the Owner, any Depositor or any Master Servicer not later than March 15 of the calendar year in which such certification is to be delivered, deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit B.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Owner, any Depositor or any Master Servicer will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)  Each assessment of compliance provided by a Subservicer pursuant to Section 10.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 10.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 10.06.

Section 10.06.	Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a)  It shall not be necessary for the Servicer to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 10.02, 10.03(c), (e), (f) and (g), 10.04, 10.05 and 10.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 10.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 10.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 10.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 10.05 as and when required to be delivered.

(b)  It shall not be necessary for the Servicer to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)  As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 10.05 and 10.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 10.05, in each case as and when required to be delivered.

Section 10.07.	Indemnification; Remedies.

(a)  The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any actual claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Article X by or on behalf of the Servicer, or provided under this Article X by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Servicer of its obligations under this Article X, including particularly any failure by the Servicer, any Subservicer or Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X, including any failure by the Servicer to identify pursuant to Section 10.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Servicer of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section 10.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 10.02(b) to the extent made as of a date subsequent to such closing date; or

(iv) the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under this Article X.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)  (i)Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X, or any breach by the Servicer of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section 10.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 10.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer, in accordance with the related securitization agreement, reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 10.04 or 10.05, including (except as provided in the following paragraph) any failure by the Servicer to identify pursuant to Section 10.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall constitute an Event of Default with respect to the Servicer, automatically, without notice and without any cure period, under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

None of the Owner, any Master Servicer, nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer pursuant to Section 10.07(b). The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief..

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELECT PORTFOLIO SERVICING, INC.,
as Servicer

By:_____________________________________________
Name:
Title:

DB STRUCTURED PRODUCTS, INC.,
as Owner

By:_____________________________________________
Name:
Title:

By:_____________________________________________
Name:
Title:

EXHIBIT A

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, National Association
36 Executive Park
Irvine, California 92614

Re:    Servicing Agreement dated as of February 28, 2006 between Select Portfolio Servicing, Inc. as Servicer and DB Structured Products, Inc. as Owner

In connection with the servicing of the Mortgage Loans held by you as Custodian pursuant to a certain custodial agreement, we request the release, and hereby acknowledge receipt of the Mortgage File or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________1. Mortgage Paid in Full

_________2. Foreclosure

_________3. Substitution

_________4. Other Liquidation (Repurchases, etc.)

_________5. Nonliquidation                              Reason:_____________________

Address to which Custodian should deliver

the Mortgage File:

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

By:_____________________________________________
 (authorized signer)

Issuer:__________________________________________

Address:________________________________________

Date:___________________________________________

Custodian

Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________	____________________________
Signature	Date

Documents returned to Custodian:
____________________________	____________________________
Custodian	Date

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

I, the _______________________ of [NAME OF SERVICER] certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(i) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(ii) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(iii) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(iv) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(v) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

SELECT PORTFOLIO SERVICING, INC.
(Servicer)

By:______________________________________
Name:
Title:
Date:

EXHIBIT C

SERVICING ACCOUNT LETTER AGREEMENT

(date)
To:	_____________________________________
_____________________________________
_____________________________________
(the “Depository”)

As “Servicer” under the Servicing Agreement, dated as of February 28, 2006, between Select Portfolio Servicing, Inc. and DB Structured Products, Inc. (the “Agreement”), we hereby authorize and request you to establish an account, as a Servicing Account pursuant to Section 4.09 of the Agreement, to be designated as “Select Portfolio Servicing, Inc. in trust for [Owner].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in a violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

SELECT PORTFOLIO SERVICING, INC.

By: _____________________________
Name:
Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

______________________________
(name of Depository)

By:
Name:
Title:

EXHIBIT D

COLLECTION ACCOUNT LETTER AGREEMENT

(date)

To:	_____________________________________
_____________________________________
_____________________________________
(the “Depository”)

As “Servicer” under the Servicing Agreement, dated as of February 28, 2006, between Select Portfolio Servicing, Inc. and DB Structured Products, Inc. (the “Agreement”), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 4.10 of the Agreement, to be designated as “Select Portfolio Servicing, Inc. in trust for [Owner].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in a violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

SELECT PORTFOLIO SERVICING, INC.

By: _____________________________
Name:
Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number ____________________ at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

______________________________
(name of Depository)

By:
Name:
Title:

EXHIBIT E

REMITTANCE REPORT

Data Field	Format	Data Description
Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.
% of MI coverage	NUMBER(6,5)	The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual bankruptcy start date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
Actual discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
Actual MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
Actual redemption end date	DATE(MM/DD/YYYY)	Actual date that the foreclosure redemption period expires.
Bankruptcy Case Number	VARCHAR2(15)	The court assigned case number of the bankruptcy filed by a party with interest in the property.
Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Current loan amount	NUMBER(10,2)	Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)	Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)	Actual date of receipt of an REO offer.
Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that indentifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Delinquency value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value date	DATE(MM/DD/YYYY)	Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Escrow balance/advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
First Vacancydate/ Occupancy status date	DATE(MM/DD/YYYY)	The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Foreclosure actual sale date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)	Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)	Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 8=Daily Simple Interest Loan 9=Farm Loan U=Unknown S=Sub prime	Type of loan being serviced generally defined by the existence of certain types of insurance. (ie: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing aloss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)	The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2) L= Loss Mitigation LT=Ligitation pending NP=Pending non-performing sale CH= Charge off DI= Deed in lieu FB= Forbearance plan MO=Modification PC=Partial claim SH=Short sale VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)	Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Date that the lostt mitigation valuation amount was completed by vendor or property management company.
LPMI Cost	NUMBER(7,7)	The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
MI certificate number	VARCHAR2(15)	A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
MI claim amount paid	NUMBER(15,2)	The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
Original loan amount	NUMBER(10,2)	Amount of the contractual obligations (ie: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)	Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)	Date that the contractual obligations (ie: note and mortgage/deed of trust) of the mortgagor was executed.
Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type
VARCHAR2(2)
1=Single family
2=Town house
3=Condo
4=Multifamily
5=Other
6=Prefabricated
B=Commercial
C=Land only
7=Mobile home
U=Unknown
D=Farm
A=Church
P=PUD
R=Row house
O=Co-op
M=Manufactured housing
24= 2-4 family
CT=Condotel
MU=Mixed use

Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default
VARCHAR2(3)
001=Death of principal mtgr
002=Illness of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
005=Marital difficulties
006=Curtailment of income
007=Excessive obligations
008=Abandonment of property
009=Distant employee transfer
011=Property problem
012=Inability to sell property
013=Inability to rent property
014=Military service
015=Other
016=Unemployment
017=Business failure
019=Casualty loss
022=Energy-Environment costs
023= Servicing problems
026= Payment adjustment
027=Payment dispute
029=Transfer ownership pending
030=Fraud
031=Unable to contact borrower
INC=Incarceration

Cause of delinquency as identified by mortgagor.
REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7) Y=Active REO N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO list price adjustment amount	NUMBER(15,2)	The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)	The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO net sales proceeds	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
REO repaired value	NUMBER(10,2)	The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO sales price	NUMBER(10,2)	Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)	The date that the sale of the REO property is scheduled to close escrow.
REO value (as is)	NUMBER(10,2)	The value of the property without making any repairs as determined by the vendor/property management copmany.
REO value date	DATE(MM/DD/YYYY)	Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)	The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)	The date that both the mortgagor and servicer agree to the terms of a forebearance or repayment plan.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Zip Code	VARCHAR2(5)	US postal zip code that corresponds to property location.

Field	Description	Decimal	Format comment
RPT_DATE	Period Report Cutoff Date	n/a	YYYYMM
Investor	Client ID	n/a	3 digit alphanumeric
Category	Client ID 2nd level	n/a	3 digit alphanumeric
loan_no	Servicer Loan Number	n/a
10 digit loan_no	Servicer Loan Number in 10 digit format	n/a	10 digit
inv_loanno	client loan number	n/a
int_rate	gross scheduled interest rate	5
sf_rate	service fee rate	5
yield	net scheduled interest rate	5
DUE_Date	borrower due date as of cutoff	n/a	MM/DD/YY
PI_CONst	scheduled principal and interest installment	2
beg_sch_bal	beginning of month scheduled unpaid pricipal balance	2
sch_Prn	scheduled pricipal installment	2
Gross_Int	scheduled gross interest installment	2
sch_net_int	scheduled net interest installment	2
Svc_Fee	scheduled service fee	2
Stop Date	scheduled installment stop advancing date	n/a	MM/DD/YY
Stop Prin	current month installment not advanced	2
Stop Int	current month installment not advanced	2
BeG_PRN_BAL	actual beginning principal balance	2
End_Prn_bal	actual ending principal balance	2
prn_coll	actual principal collected during cutoff period	2
int_coll	actual interest collected during cutoff period	2
S_FEE_COLL	actual sf collected during cutoff period	2
PIF Date	paid in full date or liquidation date	n/a	MM/DD/YY
Pif_prin	scheduled principal payoff amount	2
Curt	actual curtailment collections during cutoff	2
Curt_Adj	comp interest on curtailment paid	2
Pool To Security	pool to security balance test	2
Total Prin Adj	curtailment + curtailment interest + pool to security adjustment	2
Principal Collections After Stop	principal collections on stop advance loans during period, after all advanced payments have been repaid	2
Interest Collections After Stop	net interest collections on stop advance loans during period, after all advanced payments have been repaid	2
PPP	prepayment penalty collections during the collection period	2
Fee Code W	prepayment penalty on curtailment collections during the collection period	2
Dlq_Prn	cumulative delinquent principal installments	2
PrePay_Prn	cumulative prepaid principal installments	2
Losses	losses on loans during the collection period	2
End_Sch_bal	ending scheduled unpaid principal balance	2
REMITTANCE	total remittance amount per loan	2

Select Portfolio
Servicing, Inc.

FORM OF BASE LIQUIDATION REPORT

Type of Liquidation:		Neg. Payoff	Investor Loan Number:
Loan Number:			Liq Report Log No:
Lien Position:			Report Date:
REMIC #			Ending Interest Rate:
Original Amount of Loan:			Fixed or Adjustable:
UPB Accrued Int to frcl sale:
Advanced Delinquent Interest:
Date Borrower Paid To:
Borrower's Name:
Property Address:

MSP Bank/Category:
Note Date:
Date of REO:
Disposition Date:
		Amount	Date of Valuation	Type of Valuation
Market Value	AS IS:
Repaired:
Supplemental Value	AS IS:
Repaired:
REO BPO Value:
List Price:
Sales Price:
Proceeds			Expenses
List Price:			Servicing Advances:
Sales Price:			Payee 70R01 Acquisition:
Broker’s Commission			Payee 75R60 REO:
Bonus Commission:			Payee 75R49 Foreclosure:
Lien Purchase/Paid Off:			Payee 75 R36 Escrow:
Seller Closing Costs:			Payee 75R52 Bankruptcy:
Repair Costs:			Discrepancy Amount:
Seller Concessions:			Servicing Advance Total:
Other Closing Costs:			Advances Applied After Liquidation:
Net Proceeds:			Prior Additional Advances:
Escrow Advance:
Escrow Balance:			Interest On Advances:
Suspense Balance:			Other Advances:
Restricted Escrow:			Servicing Advance Holdbacks:
Rental Income Recevied:			Property Inspection:
Insurance Settlement Received:			BPO:
Other:			Lender Placed Insurance:
Total Liquidation Proceeds:			Utilities:
REO Repair Costs:
Total Liquidation Expenses:			Foreclosure Fees:
Bankruptcy:
Net Liquidation Proceeds:			Eviction Costs:
Loan Principal Balance:			Transfer Tax:
Realized Gain/Loss Amount:			Reconveyance Fees:
Other Holdbacks:
Additional Proceeds Applied:			Demand Fee:
Prior Additional Proceeds:			Total Holdbacks:
Loss Severity:			Other Fees (Including Fee Code B):
UPB Accrued Interest to COE:
Notes: Base liq created per Eric Nelson NTH			Advanced Delinquent Interest:
Stopped Delinquent Interest:
Deferred Interest:
Additional Interest:
Total Liquidation Expenses:
Mgr. Approval_________________________			Corp. Approval_______________________________

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	[X]

ATTACHMENT 3

Monthly Data

BASE LIQUIDATION REPORT

SPS SELECT Portfolio SERVICING, inc.		Data Verified Base Liquidation Report Investor Loan Number: Liq Report Log No: Report Date: Ending Interest Rate: Fixed or Adjustable:	3/24/2006
Loan Number:
Lien Position:
REMIC #
Original Amount Of Loan:
UPB Accrued Int to frcl sale:
Advanced Delinquent Interest:
Date Borrower Paid To:
MSP Bank/Category:
Note Date:
Date of REO:
Disposition Date:

	Amount	Date of Valuation	Type of Valuation
Market Value AS IS: Repaired:
Supplemental Value AS IS: Repaired:
REO BPO Value:
List Price:
Sales Price:

Proceeds		Expenses
List Price:		Servicing Advances:
Sales Price:		Payee 70R01 Acquisition:
Broker’s Commission:		Payee 75R60 REO:
Bonus Commission:		Payee 75R49 Foreclosure:
Lien Purchase/Paid Off:		Payee 75R36 Escrow:
Seller Closing Costs:		Payee 75R52 Bankruptcy:
Repair Costs:		Discrepancy Amount:
Seller Concessions:		Servicing Advance Total:
Other Closing Costs:		Advances Applied After Liquidation:
Net Proceeds:		Prior Additional Advances:
Escrow Balance:		Escrow Advance:
Suspense Balance:		Interest On Advances:
Restricted Escrow:		Other Advances:
Rental Income Received:		Servicing Advances Holdbacks:
Insurance Settlement Received		Property Inspection:
Other:		BPO:
Total Liquidation Proceeds:		Lender Placed Insurance:
Utilities:
Total Liquidation Expenses		REO Repair Costs:
Foreclosure Fees:
Net Liquidation Proceeds:		Bankruptcy:
Eviction Costs:
Loan Principal Balance:		Transfer Tax:
Reconveyance Fees:
Realized Gain/Loss Amount		Other Holdbacks:
Demand Fee:
Additional Proceeds Applie		Total Holdbacks:
Other Fees (Including Fee Code B):
Prior Additional Proceeds:		UPB Accrued Interest to COE:
Advanced Delinquent Interest:
Loss Severity:		Deferred Interest:
Additional Interest:
Notes:		Total Liquidation Expenses:

Mgr. Approval ______________		Corp. Approval ________________

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11